UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Covisint Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jennifer E. Consiglio, Esq. Butzel Long 41000 Woodward Avenue Bloomfield Hills, MI 48304 (248) 258-1616	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Covisint Corporation, a Michigan corporation (“Covisint” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with Covisint’s solicitation of proxies from its shareholders in connection with its 2016 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). Covisint has neither scheduled the 2016 Annual Meeting nor filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2016 Annual Meeting.

Letter Sent to Dialectic Capital Management, LP on June 6, 2016

Attached hereto is a letter sent by Covisint on June 6, 2016 to Dialectic Capital Management, LP, a Delaware limited partnership (“Dialectic”), in which Covisint responds to a letter from Dialectic to Covisint’s Board of Directors (the “Board”) dated June 2, 2016. As previously disclosed, Dialectic has publicly disclosed its intention to nominate five candidates to stand for election to Covisint’s Board at Covisint’s 2016 Annual Meeting and, thereby, seek to replace more than a majority of the members of the Board. This letter is being filed herewith because it may be deemed to be solicitation material in connection with Covisint’s solicitation of proxies to be used at the 2016 Annual Meeting.
Important Additional Information And Where To Find It

Covisint, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Covisint’s shareholders in connection with the matters to be considered at Covisint’s 2016 Annual Meeting of Shareholders. Information regarding the names of Covisint’s directors and executive officers and their respective interests in Covisint by security holdings or otherwise can be found in Covisint’s proxy statement for its 2015 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on July 15, 2015. To the extent holdings of Covisint’s securities have changed since the amounts set forth in Covisint’s proxy statement for the 2015 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Covisint intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Covisint shareholders in connection with the matters to be considered at Covisint’s 2016 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Covisint’s proxy statement for its 2016 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY COVISINT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Covisint with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Covisint’s corporate website at www.covisint.com or by contacting Covisint’s Corporate Secretary at Covisint Corporation, 26533 Evergreen Rd., Suite 500, Southfield, MI 48076 or by calling Covisint’s Corporate Secretary at (248) 483-2701.

[COVISINT CORPORATION LETTERHEAD]

June 6, 2016

VIA ELECTRONIC MAIL

Mr. John Fichthorn
Dialectic Capital Management, LP
1119 Rowayton Avenue, 2nd Floor
Norwalk, Connecticut 06853

Dear Mr. Fichthorn:

On behalf of the entire Board of Directors of Covisint Corporation (“Covisint”), I am responding to your letter dated June 2, 2016.
We are disappointed with the deeply misleading narrative Dialectic attempts to drive in its letter with respect to Covisint’s previous discussions with Dialectic. Despite Dialectic’s limited history as an investor in Covisint, having first invested in Covisint last year, we have repeatedly and constructively engaged with Dialectic to hear its views and opinions regarding Covisint’s strategic growth plan and our various initiatives for enhancing shareholder value.
Despite our numerous discussions with Dialectic and our history of being very timely in responding to your requests for further engagement, the first time Dialectic expressed any interest to us in proposing candidates for our Board was the day before we received Dialectic’s May 27, 2016 notice of nominations, when Dialectic threatened us with a costly and distracting proxy contest if we did not quickly accede to it eleventh hour proposal for making changes to our Board’s composition. We believe Dialectic’s public threat of a proxy contest to replace all but one member of our Board is counterproductive to the execution of our ongoing initiatives for enhancing value for all Covisint shareholders. Further, Dialectic’s public, inflammatory and highly-misleading attacks on our Board and management and the disappointing manner in which Dialectic has attempted to mischaracterize our previous discussions do not advance our ability to have a constructive dialogue.
Notwithstanding our disappointment with your current approach and our concerns that your attempt to seek control of our Board suggests an agenda that may not be aligned with the best interests of all our shareholders, we remain open to resuming constructive engagement with Dialectic and hearing what ideas it may have that would allow us to enhance value for the benefit of all Covisint shareholders. In addition, as we previously indicated to Dialectic in our letter dated May 31, 2016, we are amenable to considering the qualifications of Dialectic’s proposed director candidates. Despite our previous offer to have our Nominating and Governance Committee meet with and interview each of your proposed director candidates, to date, it is concerning that you have shown no willingness to constructively work with us to schedule such interviews.
We believe that the current members of the Covisint Board of Directors are highly qualified and very experienced and have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate Covisint through the complex, dynamic and highly competitive business environment in which we operate and to create value for our shareholders. However, we are continuously looking for additional Board candidates who will expand the depth and breadth of our Board. In that regard, once we receive completed directors’ questionnaires from Dialectic with respect to each of its proposed candidates, we are prepared to move expeditiously to have our Board and its Nominating & Governance Committee review their credentials and schedule telephone and/or in person interviews.
We look forward to hearing from you.
Sincerely,

/s/ Samuel M. Inman, III

Samuel M. Inman, III
Chairman, Chief Executive Officer and President

cc: Board of Directors of Covisint Corporation